Exhibit 99.3

Company contact:

Roberto Cuca	Jeanne Mell
Chief Financial Officer	VP Corporate Communications
610-882-1820	484-353-1575
Investorinfo@orasure.com	media@orasure.com
www.orasure.com	www.orasure.com

OraSure Technologies, Inc. Announces Purchase of Diversigen

Acquisition extends OraSure’s leadership position in the microbiome services industry

Bethlehem, PA – November 6, 2019 – OraSure Technologies, Inc. (NASDAQ: OSUR), a leader in point of care diagnostic tests and specimen collection and stabilization devices, today announced that it has entered into a definitive agreement to acquire the outstanding equity of Diversigen in an all-cash transaction.

Diversigen is a privately held microbiome industry pioneer based in Houston, Texas. Diversigen provides science-driven, customized solutions for metagenomics sequencing, bioinformatics, and statistical analysis for the study of the microbiome.  The company was founded in 2013 by Dr. Joseph Petrosino, director of the Alkek Center for Metagenomics and Microbiome Research at the Baylor College of Medicine (BCM), where Diversigen is a BCM portfolio company.

As the first company to establish microbiome protocols in accordance with College of American Pathologists (CAP) accreditation and Clinical Laboratory Improvements Amendments of 1988 (CLIA) guidelines, Diversigen has a strong track record of supporting microbiome-focused clinical trials for big pharma customers, as well as thought-leading microbiome-focused biotech companies.

“Diversigen is a trailblazer in the microbiome arena. Their addition to the OraSure family of companies, which includes CoreBiome and DNA Genotek, positions us to be an industry leader and accelerates our innovation-driven growth trajectory,” said Stephen S. Tang, Ph.D., OraSure President & CEO.

“Ninety percent of Diversigen’s business is from big pharma and a leading microbiome therapeutic company is also a top customer,” Dr. Tang continued. “The powerful combination of Diversigen’s strength, expertise, and focus on customer service along with CoreBiome’s technical innovation in microbiome analysis and DNA Genotek’s innovative sampling kits gives us industry-leading product and service offerings from sampling to rich analytics to drive actionable insights.  We are excited to unite these microbiome innovators whose unparalleled scientific bench and informatics strength is defining the evolving microbiome arena.”

“Since 2013 Diversigen has united the pioneering research efforts of the Alkek Center for Metagenomics and Microbiome Research at Baylor and the microbiome discovery community to enable translation of microbiome science,” said Diversigen founder Dr. Joseph Petrosino. “We're very excited to combine the CLIA and CAP-accredited microbiome work-flows we've developed at Baylor with the portfolio at OraSure. This union creates an organization that is unrivaled in its ability to support microbiome discovery and evolution.”

“Baylor College of Medicine is pleased to partner with OraSure in bringing innovative microbiome related services to the forefront of this evolving market,” said Dr. Paul Klotman, president, CEO and executive dean of Baylor. “The College’s innovative culture and commitment to translational discovery allows us to engage in strong relationships like this with OraSure to bring scientific discoveries to market at an accelerated pace.”

Financial Considerations

The transaction is structured to include an upfront cash payment of $12 million and the potential for an additional earn-out payment tied to revenue performance during 2019.  The transaction is expected to close in the next several days.

About OraSure Technologies

OraSure Technologies is empowering the global community to improve health and wellness by providing access to accurate essential information. OraSure is a leader in the development, manufacture, and distribution of point-of-care diagnostic tests, molecular collection devices, and other technologies designed to detect or diagnose critical medical conditions. Its first-to-market, innovative products include rapid tests for the detection of antibodies to HIV and Hepatitis C (HCV) on the OraQuick® platform, sample self-collection and stabilization products for molecular applications, and oral fluid laboratory tests for detecting various drugs of abuse. Together with its wholly-owned subsidiaries (DNA Genotek, CoreBiome, and Novosanis), OraSure provides its customers with value-added, end-to-end solutions that encompass tools, diagnostics and services.  OraSure’s portfolio of products is sold globally to various clinical laboratories, hospitals, clinics, community-based organizations, and other public health organizations, research institutions, distributors, government agencies, physicians’ offices, commercial, and industrial entities and consumers.

For more information on OraSure Technologies, please visit www.orasure.com.

Important Information

This press release contains certain forward-looking statements, including with respect to expected revenues and earnings/loss per share. Forward-looking statements are not guarantees of future performance or results. Known and unknown factors that could cause actual performance or results to be materially different from those expressed or implied in these statements include, but are not limited to: successfully managing and integrating acquisitions of other companies in a manner that complements or leverages our existing business, or otherwise expands or enhances our portfolio of products and our end-to-end service offerings, and the diversion of management’s attention from our ongoing business and regular business responsibilities to effect such integration; the expected economic benefits of acquisitions (and increased returns for our stockholders), including that the anticipated synergies, revenue enhancement strategies and other benefits from the acquisitions may not be fully realized or may take longer to realize than expected and our actual integration costs may exceed our estimates; ability to market and sell products, whether through our internal, direct sales force or third parties; ability to manufacture products in accordance with applicable specifications, performance standards and quality requirements; ability to obtain, and timing and cost of obtaining, necessary regulatory approvals for new products or new indications or applications for existing products; ability to comply with applicable regulatory requirements; ability to effectively resolve warning letters, audit observations and other findings or comments from the U.S. Food and Drug Administration (“FDA”) or other regulators; changes in relationships, including disputes or disagreements, with strategic partners or other parties and reliance on strategic partners for the performance of critical activities under collaborative arrangements; ability to meet increased demand for the Company’s products; impact of significant customer concentration in the genomics business; impact of increased reliance on U.S. government contracts; failure of distributors or other customers to meet purchase forecasts, historic purchase levels or minimum purchase requirements for our products; impact of replacing distributors; inventory levels at distributors and other customers; ability of the Company to achieve its financial and strategic objectives and continue to increase its revenues, including the ability to expand international sales; ability to identify, complete, integrate and realize the full benefits of future acquisitions; impact of competitors, competing products and technology changes; impact of negative economic conditions; reduction or deferral of public funding available to customers; competition from new or better technology or lower cost products; ability to develop, commercialize and market new products; market acceptance of oral fluid or urine testing, collection or other products; market acceptance and uptake of microbiome informatics, microbial genetics technology and related analytics services; changes in market acceptance of products based on product performance or other factors, including changes in testing guidelines, algorithms or other recommendations by the Centers for Disease Control and Prevention (“CDC”) or other agencies; ability to fund research and development and other products and operations; ability to obtain and maintain new or existing product distribution channels; reliance on sole supply sources for critical products and components; availability of related products produced by third parties or products required for use of our products; ability to maintain sustained profitability; ability to utilize net operating loss carry forwards or other deferred tax assets; volatility of the Company’s stock price; uncertainty relating to patent protection and potential patent infringement claims; uncertainty and costs of litigation relating to patents and other intellectual property; availability of licenses to patents or other technology; ability to enter into international manufacturing agreements; obstacles to international marketing and manufacturing of products; ability to sell products internationally, including the impact of changes in international funding sources and testing algorithms; adverse movements in foreign currency exchange rates; loss or impairment of sources of capital; ability to attract and retain qualified personnel; exposure to product liability and other types of litigation; changes in international, federal or state laws and regulations; customer consolidations and inventory practices; equipment failures and ability to obtain needed raw materials and components; the impact of terrorist attacks and civil unrest; and general political, business and economic conditions. These and other factors that could affect our results are discussed more fully in the Company’s Securities and Exchange Commission (“SEC”) filings, including our registration statements, Annual Report on Form 10-K for the year ended December 31, 2018, Quarterly Reports on Form 10-Q, and other filings with the SEC. Although forward-looking statements help to provide information about future prospects, readers should keep in mind that forward-looking statements may not be reliable. The forward-looking statements are made as of the date of this press release and OraSure Technologies undertakes no duty to update these statements